Filed Pursuant to Rule 424(b)(2)
Registration No. 333-212719

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.450% Notes due 2047	$1,005,000,000	$116,479.50

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To prospectus dated July 28, 2016)

$1,005,000,000 4.450% Notes due 2047

We are offering U.S. $1,005,000,000 of 4.450% Notes due 2047 (the “notes”). The notes will bear interest at a rate of 4.450% per year and will mature on March 15, 2047 unless earlier redeemed. We will pay interest on the notes on March 15 and September 15 of each year, beginning on September 15, 2017.

We may redeem the notes, in whole but not in part, on each March 15 on or after March 15, 2020 at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes—Optional Redemption” on page S-10 of this prospectus supplement. In addition, we may redeem the notes, in whole but not in part, at any time at our option, in the event of certain developments affecting United States taxation. See “Description of Notes—Redemption for Tax Reasons.”

The notes will be unsecured and will rank equally with all of our and the guarantors’ unsecured and unsubordinated indebtedness. The notes will be fully and unconditionally guaranteed by our wholly-owned subsidiaries named in this prospectus supplement and in the accompanying prospectus.

There is no sinking fund for the notes. The notes will be issued in minimum denominations of U.S. $100,000 and multiples of U.S. $1,000 in excess thereof.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and “Item 1A—Risk Factors” beginning on page 25 of Comcast Corporation’s (“Comcast”) Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein.

Application will be made to the Taipei Exchange (the “TPEx”) for the listing of, and permission to deal in, the notes by way of debt issues only to “professional institutional investors” as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the Republic of China (the “ROC”), and such permission is expected to become effective on or about March 14, 2017. The TPEx is not responsible for the content of this prospectus supplement or the accompanying prospectus, and no representation is made by the TPEx as to the accuracy or completeness of this prospectus supplement or the accompanying prospectus. The TPEx expressly disclaims any and all liability for any losses arising from, or as a result of the reliance on, all or part of the contents of this prospectus supplement or the accompanying prospectus. Admission to the listing and trading of the notes on the TPEx shall not be taken as an indication of the merits of us or the notes. No assurance can be given that such application will be approved, or that the TPEx listing will be maintained.

The notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, to investors other than “professional institutional investors” as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC, which currently include: overseas or domestic (i) banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more details in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission of the ROC, (ii) fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. Purchasers of the notes are not permitted to sell or otherwise dispose of the notes except by transfer to the aforementioned professional institutional investors.

	Price to Investors	Underwriting Commission	Proceeds to Us Before Expenses(2)
Per note due 2047(1)	100.000%	0.100%	99.900%
Total	$1,005,000,000	$1,005,000	$1,003,995,000

(1)	Plus accrued interest, if any, from March 14, 2017, if settlement occurs after that date.
(2)	The net proceeds to us reflect the initial price to investors set forth above as reduced by (a) the underwriting commission set forth above and (b) an aggregate fee of $6,532,500 that we will pay to Morgan Stanley & Co. LLC, Barclays Capital Inc., Mizuho Securities USA Inc. and MUFG Securities Americas Inc. (each a “structuring agent” and, together, the “structuring agents”) in connection with structuring services that they provided in connection with the notes. Morgan Stanley & Co. LLC has agreed to reimburse us for certain of our expenses. Each structuring agent is an entity not licensed in the ROC, has not offered or sold, and will not subscribe for or sell or underwrite, any notes offered hereby. See “Selling.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The managers expect to deliver the notes to investors in book-entry delivery only form through the facilities of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”), on or about March 14, 2017, which is the sixteenth business day following the date of this prospectus supplement. See “Selling.”

Joint Book-Running Managers

Deutsche Bank AG, Taipei Branch	Citibank Taiwan Limited

The date of this prospectus supplement is February 15, 2017.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and the managers have not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the managers take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the managers are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

References herein to “U.S. $”, “$” and “dollars” are to the currency of the United States. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Comcast and the notes offered by this prospectus supplement, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above or may be obtained at the SEC’s website set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

ii

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus.

This prospectus supplement incorporates by reference the documents of Comcast and NBCUniversal Media, LLC (“NBCUniversal”) set forth below that we or NBCUniversal have previously filed with the SEC:

•	Comcast’s and NBCUniversal’s combined Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 3, 2017.

•	Comcast’s Current Reports on Form 8-K filed on January 10, 2017 and January 27, 2017.

We and NBCUniversal also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we or NBCUniversal may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities we are offering. Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents, if you write or telephone us at: One Comcast Center, Philadelphia, Pennsylvania 19103-2838, (215) 286-1700.

iii

PROSPECTUS SUPPLEMENT SUMMARY

The Companies

Comcast Corporation

We are a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. We present our operations for Comcast Cable in one reportable business segment, referred to as Cable Communications, and our operations for NBCUniversal in four reportable business segments.

•	Cable Communications: Consists of the operations of Comcast Cable, which is one of the nation’s largest providers of video, high-speed Internet and voice services to residential customers under the XFINITY brand; we also provide these and other services to business customers and sell advertising.

•	Cable Networks: Consists primarily of our national cable networks, our regional sports and news networks, our international cable networks and our cable television studio production operations.

•	Broadcast Television: Consists primarily of the NBC and Telemundo broadcast networks, our NBC and Telemundo owned local broadcast television stations, and our broadcast television studio production operations.

•	Filmed Entertainment: Consists primarily of the operations of Universal Pictures, which produces, acquires, markets and distributes filmed entertainment worldwide, as well as DreamWorks Animation, which we acquired in August 2016; our films are also produced under the Illumination and Focus Features names.

•	Theme Parks: Consists primarily of our Universal theme parks in Orlando, Florida and Hollywood, California and our 51% interest in the Universal Studios theme park in Osaka, Japan, which we acquired in November 2015.

The Cable Networks, Broadcast Television, Filmed Entertainment and Theme Parks segments comprise the NBCUniversal businesses and are collectively referred to as the “NBCUniversal segments.”

Our other business interests consist primarily of Comcast Spectacor, which owns the Philadelphia Flyers and the Wells Fargo Center arena in Philadelphia, Pennsylvania and operates arena management-related businesses.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in the accompanying prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in the accompanying prospectus, see “Available Information” in the accompanying prospectus.

Comcast’s principal executive offices are located at One Comcast Center, Philadelphia, Pennsylvania 19103-2838. Comcast’s telephone number is (215) 286-1700. The address of our website is www.comcastcorporation.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Guarantors

Our obligations, including the payment of principal, premium, if any, and interest on the notes will be fully and unconditionally guaranteed by each of Comcast Cable Communications, LLC (“Comcast Cable Communications”) and NBCUniversal. In this prospectus supplement, we refer to these guarantors as the guarantors and to these guarantees as the guarantees.

The guarantees will not contain any restrictions on the ability of any guarantor to:

•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that guarantor’s capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that guarantor.

Comcast Cable Communications’ principal place of business is One Comcast Center, Philadelphia, Pennsylvania 19103-2838. NBCUniversal’s principal executive offices are located at 30 Rockefeller Plaza, New York, New York 10112-0015.

The Offering

Issuer	Comcast Corporation.

Securities Offered	$1,005,000,000 aggregate principal amount of 4.450% Notes due 2047.

Maturity	March 15, 2047.

Interest	The notes will bear interest from March 14, 2017 at the rate of 4.450% per annum, payable semiannually in cash in arrears on March 15 and September 15, beginning on September 15, 2017.

Ranking	The notes will be unsecured and will rank equally with all of our and the guarantors’ unsecured and unsubordinated indebtedness.

Currency of Payments	The notes will be denominated in U.S. dollars and we will pay principal, interest and any premium in U.S. dollars.

Additional Amounts	Subject to certain exceptions and limitations set forth herein, we will pay additional amounts as may be necessary to ensure that every net payment on a note to a holder who is not a United States person, after deduction or withholding by us or our paying agent for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount provided in such note to be then due and payable. See “Description of Notes—Payment of Additional Amounts.”

Guarantors	Comcast Cable Communications and NBCUniversal.

Guarantees	The guarantors will fully and unconditionally guarantee the notes, including the payment of principal, premium, if any, and interest. The guarantees will rank equally with all other general unsecured and unsubordinated obligations of the guarantors.

Optional Redemption	We may, at our option, redeem the notes, in whole but not in part, on each March 15 on or after March 15, 2020. Any redemption described in this paragraph must be on not less than 30 nor more than 60 days’ notice and will be at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date.

Redemption for Tax Reasons	We may redeem the notes, in whole but not in part, in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States). This redemption would be at 100% of the principal amount of the notes to be redeemed (plus any accrued interest and additional amounts then payable with respect to the notes to, but not including, the redemption date). See “Description of Notes—Redemption for Tax Reasons.”

Use of Proceeds	We intend to use the net proceeds from the offering, after deducting the underwriting commission, structuring fee and expenses, for working capital and general corporate purposes, which may include the repayment at maturity of our 8.875% notes due May 2017 ($550 million principal amount outstanding) and repayment of a portion of our outstanding commercial paper. As of February 15, 2017, our commercial paper had a weighted average annual interest rate of approximately 1.153% and a weighted average remaining maturity of approximately 6 days.

Book-Entry	The notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, a common depositary on behalf of Euroclear and Clearstream and registered in the name of the common depositary or its nominee. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Euroclear and Clearstream and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes—Book-Entry System” in this prospectus supplement.

Further Issuances	To the extent permitted by applicable authorities in the ROC and subject to the receipt of all necessary regulatory and listing approvals from such authorities, including but not limited to the TPEx and the Taiwan Securities Association (the “TSA”), we may from time to time, without notice to or the consent of the holders of notes, create and issue further notes ranking equally and ratably with such notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes; provided, that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate ISIN numbers. Any further notes will have the same terms as to status, redemption or otherwise as the notes.

Trustee	The Bank of New York Mellon.

Markets	The notes are offered for sale in those jurisdictions in the United States, Europe and Asia where it is legal to make such offers. See “Selling.”

Listing	Application will be made for the notes to be admitted to listing on the TPEx. No assurance can be given that such application will be approved, or that the TPEx listing will be maintained.

Risk Factors

You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and described under “Risk Factors” in our Annual Report on Form 10-K for the year ended

December 31, 2016, as well as the other information contained or incorporated herein by reference, before investing in any of the notes offered hereby.

Governing Law	The indenture governing the notes is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the risks relating to us described in our reports described above and any subsequent filings, the following are additional risks relating to an investment in the notes.

Active trading markets for the notes may not develop.

No public market exists for the notes. Application will be made for the listing of the notes on the TPEx. No assurances can be given as to whether the notes will be, or will remain, listed on the TPEx or whether a trading market for the notes will develop or as to the liquidity of any such trading market. If the notes fail to or cease to be listed on the TPEx, certain investors may not invest in, or continue to hold or invest in, the notes. If any of the notes are traded after their initial issue, they may trade at a discount or premium from their initial offering price, depending on prevailing interest rates, the market for similar securities and the market for the notes and other factors, including general economic conditions and our financial condition, performance and prospects. No assurance can be given as to the future price level of the notes after their initial issue. The notes may be sold to a limited number of investors, and liquidity of the notes may be adversely affected if a significant portion of the notes are bought by a limited number of investors.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of $100,000 and multiples of $1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of $1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Redemption may adversely affect your return on the notes.

We have the right to redeem the notes, in whole but not in part, prior to maturity on each March 15 on or after March 15, 2020. We may also redeem the notes, in whole but not in part, prior to maturity if certain events involving U.S. taxation occur. The redemption price in each case will not include a premium. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS

We intend to use the net proceeds from the offering, after deducting the underwriting commission, structuring fee and expenses, for working capital and general corporate purposes, which may include the repayment at maturity of our 8.875% notes due May 2017 ($550 million principal amount outstanding) and repayment of a portion of our outstanding commercial paper. As of February 15, 2017, our commercial paper had a weighted average annual interest rate of approximately 1.153% and a weighted average remaining maturity of approximately 6 days.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred dividends were as follows for the respective periods indicated:

For the Years Ended December 31,
2016	2015	2014	2013	2012
5.26x	5.48x	5.22x	4.85x	4.82x

We have no issued or outstanding Comcast preferred stock and, as a result, the ratio of earnings to fixed charges is the same as the ratio of earnings to combined fixed charges and preferred dividends. For purposes of calculating the ratios, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries and (iii) the noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (w) interest expensed and capitalized, (x) amortized premiums, discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense and (z) preference security dividend requirements of our consolidated subsidiaries. Preference security dividend requirements are the amount of pretax earnings required to pay the dividends on outstanding preference securities. Interest associated with our uncertain tax positions is a component of income tax expense.

DESCRIPTION OF NOTES

We are offering $1,005,000,000 aggregate principal amount of our 4.450% Notes due 2047. The notes will be issued under a senior indenture dated September 18, 2013, entered into among us, the guarantors and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of November 17, 2015, entered into among us, the guarantors and The Bank of New York Mellon, as trustee (as amended, the “indenture”). The notes will be our direct unsecured and unsubordinated obligations and will be fully and unconditionally guaranteed by Comcast Cable Communications and NBCUniversal, referred to as the guarantors, as described below. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The indenture provides that we will have the ability to issue securities with terms different from those of the notes. Copies of the indenture and the form of notes are available from us upon request.

The following, along with the additional information contained in the accompanying prospectus under “Description of Debt Securities and Guarantees,” is a summary of the material provisions of the indenture, the notes and the guarantees. Because this is a summary, it may not contain all the information that is important to you. For further information, you should read the notes and the indenture.

General

We will initially issue a total of $1,005,000,000 aggregate principal amount of 4.450% Senior Notes that will mature on March 15, 2047 (the “notes”), unless earlier redeemed. We may issue additional notes as described under “—Further Issuances.”

We may redeem the notes, in whole but not in part, on each March 15 on or after March 15, 2020 as described under “—Optional Redemption” below.

We may also redeem the notes, in whole but not in part, prior to maturity if certain events involving U.S. taxation occur. If any of these special tax events do occur, the notes will be redeemed at a redemption price of 100% of their principal amount plus any accrued interest and additional amounts payable with respect to the notes to, but not including, the redemption date. See “—Redemption for Tax Reasons.”

The notes will be issued in registered form in denominations of $100,000 and multiples of $1,000 in excess thereof.

The term “business day” when used with respect to any note means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York, London or Taipei, are authorized or required by law, regulation or executive order to close.

The notes will not be subject to any sinking fund.

We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Interest Payments

Interest on the notes will accrue from March 14, 2017 at the rate of 4.450% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2017. Interest on the notes will be paid to the person in whose name that note is registered at the close of business on March 1 or September 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. Unless we default on a payment, no interest will accrue for that period from and after the applicable interest payment date, maturity date or redemption date. All payment dates with respect to the notes, whether at maturity, upon earlier redemption or on any interest payment date, shall be determined in accordance with the time-zone applicable to The City of New York. Because of time zone differences, the interest payment date on which we make payment may not be the same business day in the applicable jurisdiction of the relevant holder of notes. In addition, deliveries, payments and other communications involving the notes are likely to be carried out through Euroclear and Clearstream, which means such transaction can only be carried out on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Taiwan. See also “—Book-Entry System—Clearance and Settlement Procedures” below.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable at the office of the paying agent in London, United Kingdom and any other location we designate. The notes may be registered for transfer or exchanged without payment of any charge (other than any tax or other governmental charge payable in connection therewith) at the office of the registrar in New York, New York. Initially, the paying agent’s office in London, United Kingdom and the registrar’s office in New York, New York will serve as our office and agency for these respective purposes. We may elect that payment of interest on notes be made by wire transfer or by check mailed to the address of the appropriate person as it appears on the security register. So long as the registered owner of the notes is a common depositary of Euroclear and Clearstream or their nominee, payment of principal and interest shall be made in accordance with the requirements of Euroclear and Clearstream. See “—Book-Entry System” below.

We are not required to transfer or exchange any note selected for redemption during a period of 15 days before the electronic delivery or mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

Subject to applicable escheat laws, all amounts of principal and of premium, if any, and interest on the notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us upon our request, and the holders of such notes will thereafter look solely to us for payment.

Guarantees

Our obligations, including the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of the guarantors as described in the accompanying prospectus.

The guarantees will not contain any restrictions on the ability of any guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that guarantor’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that guarantor.

Optional Redemption

We have the option to redeem the notes then outstanding, in whole but not in part, on each March 15 on or after March 15, 2020. Any redemption described in this paragraph will be at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date. We will calculate the redemption price in connection with any redemption hereunder. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes called for redemption.

Notice of any redemption will be electronically delivered or mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

In addition, the notes are subject to redemption prior to maturity if certain events involving U.S. taxation occur. If any of these special tax events do occur, the notes will be redeemed at a redemption price of 100% of their principal amount plus any accrued and unpaid interest and additional amounts then payable with respect to the notes.

Further Issuances

To the extent permitted by applicable authorities in the ROC and subject to the receipt of all necessary regulatory and listing approvals from such authorities, including but not limited to the TPEx and the TSA, we may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date, the offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate ISIN numbers. Such additional notes may be, to the extent permitted by applicable authorities in the ROC and subject to the receipt of all necessary regulatory and listing approvals from such authorities, including but not limited to the TPEx and the TSA, consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes, and will vote together as one class on all matters with respect to such notes.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us or our paying agent of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge (“Tax”) imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

1.	to any Tax that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds the notes), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

a.	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

b.	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

c.	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

d.	being or having been a “10-percent shareholder” of us or the applicable guarantor as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

e.	being a controlled foreign corporation that is related to us or the applicable guarantor within the meaning of Section 864(d)(4) of the Code; or

f.	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

2.	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

3.	to any Tax that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such Tax;

4.	to any Tax that is imposed otherwise than by withholding by us or a paying agent from the payment;

5.	to any Tax that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

6.	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Tax;

7.	to any Tax required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

8.	to any Tax that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

9.	to any Tax imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

10.	in the case of any combination of items (1)-(9) above.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any Tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If we are required to pay additional amounts with respect to the notes, we will notify the trustee and paying agent pursuant to an officer’s certificate that specifies the additional amounts payable and when the additional amounts are payable. If the trustee and the paying agent do not receive such an officer’s certificate from us, the trustee and paying agent may rely on the absence of such an officer’s certificate in assuming that no such additional amounts are payable.

Any additional amounts paid on the notes will be in U.S. dollars.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole but not in part, the notes on not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.

Additional Debt

The indenture does not limit the amount of debt we may issue under the indenture or otherwise.

Book-Entry System

General

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The notes will be issued in registered, global form, in minimum denominations of $100,000 and multiples of $1,000 above that amount. Initially, the notes will be represented by one or more permanent global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons.

Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the common depositary or its nominee for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book entry interests in the notes and all transfers relating to the notes will be reflected in the book entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same day funds. Owners of book entry interests in the notes will receive payments relating to their notes in U.S. dollars.

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the managers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the managers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States and Taiwan.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Taiwan. U.S. or Taiwanese investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

ROC Trading

Investors with a securities book-entry account with a Taiwan securities broker and a foreign currency deposit account with a Taiwan bank, may request the approval of the Taiwan Depositary & Clearing Corporation (the “TDCC”) for the settlement of the notes through the account of TDCC with Clearstream or Euroclear and if such approval is granted by the TDCC, the notes may be so cleared and settled. In such circumstances, the TDCC will allocate the respective book-entry interest of such investor in the notes position to the securities book-entry account designated by such investor in the ROC. The notes will be traded and settled pursuant to the applicable rules and operating procedures of TDCC and the TPEx as domestic bonds.

In addition, an investor may apply to TDCC (by filing in a prescribed form) to transfer the notes in its own account with Euroclear or Clearstream to the TDCC account with Euroclear or Clearstream for trading in the domestic market or vice versa for trading in overseas markets.

For such investors who hold their interest in the notes through an account opened and held by TDCC with Euroclear or Clearstream, distributions of principal and/or interest for the notes to such holders may be made by payment services banks whose systems are connected to TDCC to the foreign currency deposit accounts of the holders. Such payment is expected to be made on the second Taiwanese business day following TDCC’s receipt of such payment (due to time difference, the payment is expected to be received by TDCC one Taiwanese business day after the distribution date). However, when the holders will actually receive such distributions may vary depending upon the daily operations of the Taiwan banks with which the holder has the foreign currency deposit account.

Certificated Notes

Subject to certain conditions, the notes represented by the Global Notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of $100,000 principal amount and multiples of $1,000 in excess thereof if:

(1)	the depositary (1) notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary within 90 days;

(2)	we in our discretion at any time determine not to have all the notes represented by the Global Notes; or

(3)	a default entitling the holders of the applicable notes to accelerate the maturity thereof has occurred and is continuing.

In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the relevant global note or notes that had been held by the depositary.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following are the material U.S. federal income tax consequences of ownership and disposition of the notes. This discussion only applies to notes that meet all of the following conditions:

•	they are held by those initial holders who purchased such notes in this offering at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money;

•	they are held as capital assets; and

•	they are beneficially owned by Non-U.S. Holders (as defined below).

This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	financial institutions;

•	tax exempt entities;

•	insurance companies;

•	persons liable for the alternative minimum tax;

•	dealers in securities or foreign currencies;

•	U.S. expatriates;

•	persons holding notes as part of a hedge, straddle or other integrated transaction; or

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding the notes is urged to consult his, her or its tax advisor.

This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary does not discuss any aspect of state, local, or non-U.S. taxation, or any U.S. federal tax considerations other than income taxation, and does not discuss the potential application of the Medicare contribution tax under Section 1411 of the Code. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is not a U.S. citizen and who is classified as a nonresident for U.S. federal income tax purposes;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition. Such a holder is urged to consult his or her tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Payments on a Note

Subject to the discussions below concerning backup withholding and FATCA, payments of principal and interest on the notes by us or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest not effectively connected with the conduct of a trade or business in the United States:

•	the holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Interest on a note described above will not be exempt from withholding tax unless the beneficial owner of that note certifies on a properly executed Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form), as appropriate, under penalties of perjury, that it is not a U.S. person.

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally not be subject to the withholding discussed in the preceding paragraphs if a properly executed, applicable Form W-8 (generally an Internal Revenue Service Form W-8ECI) is provided to us. Such a Non-U.S. Holder will, however, generally be taxed on such interest in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. These holders are urged to consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of an additional branch profits tax at a rate of 30% (or lower treaty rate).

Sale, Exchange, Redemption or Other Disposition of a Note

Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption or other disposition of a note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if gain realized by the Non-U.S. Holder on a sale, exchange, redemption or other disposition of a note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. person, subject to an applicable income tax treaty providing otherwise. Such holders are urged to consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of an additional branch profits tax at a rate of 30% (or lower treaty rate).

Backup Withholding and Information Reporting

Information returns will be filed with the Internal Revenue Service in connection with interest payments on the notes. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the Internal Revenue Service in connection with the proceeds from a sale or other disposition (including a redemption) and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

FATCA Legislation

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of U.S.-source interest and, for dispositions after December 31, 2018, payments of gross proceeds of the sale, exchange, redemption, or other disposition of a note to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. Withholding under FATCA will apply to the applicable payments regardless of whether the recipient is a beneficial owner or acts as an intermediary with respect to such payments. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the notes. We will not pay additional amounts with respect to any withholding taxes imposed under FATCA.

ROC TAXATION

The following is a summary of certain ROC tax consequences with respect to the holders of the notes, and is prepared based on current laws and regulations of the ROC. It does not purport to be comprehensive and does not constitute legal or tax advice. Investors (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult with their own tax advisers regarding the tax consequences of an investment in the notes.

Payments on the Notes

As we, the issuer of the notes, are not an ROC statutory tax withholder, there is no ROC withholding tax on any payment to be paid on the notes. ROC corporate holders must include the interest receivable under the notes as part of their taxable income and pay income tax at a flat rate of 17 percent (unless the total taxable income for a fiscal year is under $120,000 New Taiwan Dollars), as they are subject to income tax on their worldwide income on an accrual basis. The alternative minimum tax (“AMT”) is not applicable.

Sale of the Notes

In general, the sale of corporate bonds or financial bonds is subject to 0.1 percent securities transaction tax (“STT”) on the transaction price. However, Article 2-1 of the Securities Transaction Tax Act prescribes that STT will cease to be levied on the sale of corporate bonds and financial bonds from 1 January 2010 to 31 December 2026. Therefore, the sale of the notes will be exempt from STT if the sale is conducted on or before 31 December 2026. Starting from 1 January 2027, any sale of the notes will be subject to STT at 0.1 percent of the transaction price, unless otherwise provided by the tax laws that may be in force at that time.

Capital gains generated from the sale of bonds are exempt from income tax. Accordingly, ROC corporate holders are not subject to income tax on any capital gains generated from the sale of the notes. However, ROC corporate holders should include the capital gains in calculating their basic income for the purpose of calculating their AMT. If the amount of the AMT exceeds the ordinary income tax calculated pursuant to the Income Basic Tax Act (also known as the AMT Act), the excess becomes the ROC corporate holders’ AMT payable. Capital losses, if any, incurred by such holders could be carried over 5 years to offset against capital gains of same category of income for the purposes of calculating their AMT.

SELLING

Comcast Corporation and the managers for the offering named below have entered into a subscription agreement with respect to the notes. Subject to certain conditions, the managers have agreed to purchase the principal amount of notes indicated in the following table.

Manager	Principal Amount of notes
Deutsche Bank AG, Taipei Branch	$502,500,000
Citibank Taiwan Limited	$502,500,000

Total	$1,005,000,000

The managers are committed to take and pay for all of the notes being offered, if any are taken. To the extent permitted by applicable laws and regulations, the managers may make offers and sales in the United States through one or more U.S. registered broker-dealers. See “—Other Relationships.”

Notes sold by the managers to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the public offering price. The offering of the notes by the managers is subject to receipt and acceptance and subject to the managers’ right to reject any order in whole or in part.

Commissions and Discounts

The following table shows the underwriting commission that we will pay to the managers in connection with this offering:

Paid By Us
Per note	0.100%
Total	$1,005,000

We will pay an aggregate fee of $6,532,500 (the “structuring fee”) to the structuring agents in connection with structuring services that they provided in connection with the notes. Each structuring agent is an entity not licensed in the ROC, has not offered or sold, and will not subscribe for or sell or underwrite, any notes offered hereby. We will pay Morgan Stanley & Co. LLC the full amount of the structuring fee, and Morgan Stanley & Co. LLC will, on our behalf, remit to each structuring agent its portion of the structuring fee.

We estimate that our expenses in connection with this offering, other than the underwriting commission and the structuring fee, will be approximately $3,467,250. Morgan Stanley & Co. LLC has agreed to reimburse us for $3,467,250 of our expenses associated with the offering.

We have also agreed to indemnify the managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the managers may be required to make in respect of any such liabilities. Separately, in connection with structuring services that the structuring agents provided in connection with the notes, we have agreed to indemnify the structuring agents against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

New Issue of Notes

The notes are a new issue of securities with no established trading market. Application will be made to the TPEx for the listing of, and permission to deal in, the notes by way of debt issues to “professional institutional investors” as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC only and such permission is expected to become effective on or about March 14, 2017. We cannot make any assurance that the TPEx listing will be maintained. The managers are not obligated to carry out market-making activities with respect to the notes. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

We expect to deliver the notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the sixteenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the third business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+16, to specify alternative settlement arrangements to prevent a failed settlement.

Other Relationships

Deutsche Bank AG, Taipei Branch and Citibank Taiwan Limited are not U.S. registered broker-dealers and, therefore, to the extent permitted by ROC laws and regulations and that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

The managers, the structuring agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the managers, the structuring agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the managers, the structuring agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. If any of the managers, the structuring agents or their respective affiliates has a lending relationship with us, certain of those managers and structuring agents or their respective affiliates routinely hedge, and certain other of those managers or structuring agents or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these managers and structuring agents or their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The managers, the structuring agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), the managers have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that

Relevant Member State prior to the publication of a prospectus in relation to such offer that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, it may, with effect from and including the relevant implementation date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the managers for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or the managers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC 9 and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each manager has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act. Each manager has agreed that it has not, directly or indirectly, offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Republic of China

The notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, to investors other than “professional institutional investors” as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC, which currently include: overseas or domestic (i) banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more details in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission of the ROC, (ii) fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. Purchasers of the notes are not permitted to sell or otherwise dispose of the notes except by transfer to the aforementioned professional institutional investors.

LEGAL MATTERS

Various legal matters relating to the offering will be passed upon for us by Arthur R. Block, Esquire, Executive Vice President, General Counsel and Secretary of Comcast Corporation, Francis M. Buono, Esquire, Senior Vice President, Legal Regulatory Affairs and Senior Deputy General Counsel of Comcast Corporation, and by Davis Polk & Wardwell LLP, Menlo Park, California. Cahill Gordon & Reindel LLP, New York, New York will issue a legal opinion on certain legal matters for the managers. Lee and Li, Attorneys-at-Law, is acting as special Taiwanese legal counsel to us and will issue an opinion on certain legal matters to the managers.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Comcast Corporation and subsidiaries, incorporated herein by reference from Comcast Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Comcast Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related consolidated financial statement schedule of NBCUniversal and its subsidiaries, incorporated herein by reference from NBCUniversal’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

The following are types of securities that may be offered and sold from time to time by Comcast Corporation or by selling security holders under this prospectus:

• Unsecured senior debt securities	• Preferred stock
• Warrants	• Depositary shares
• Purchase contracts	• Class A common stock
• Units

If indicated in the relevant prospectus supplement, the securities may be fully and unconditionally guaranteed by a number of our wholly owned subsidiaries named in this prospectus.

Our Class A common stock is quoted on the Nasdaq Global Select Market under the ticker symbol “CMCSA.” On July 27, 2016, the reported last sale price on the Nasdaq Global Select Market for our Class A common stock was $67.92.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Dividends	• Conversion or exchange rights
• Interest rate	• Redemption terms	• Liquidation amount
• Sinking fund terms	• Listing on a securities exchange	• Subsidiary guarantees
• Currency of payments	• Amount payable at maturity

Investing in these securities involves certain risks. See “Item 1A—Risk Factors” beginning on page 25 of Comcast’s and NBCUniversal’s combined annual report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The date of this prospectus is July 28, 2016

We have not authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus. We do not take any responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We refer to Comcast Corporation in this prospectus as “Comcast;” Comcast and its consolidated subsidiaries, including NBCUniversal, as “we,” “us,” “our” or comparable terms, and to Comcast Holdings Corporation as “Comcast Holdings.” We refer to NBCUniversal Media, LLC as “NBCUniversal,” Comcast Cable Communications, LLC as “Comcast Cable,” and both of them collectively as the “Guarantors.”

THE COMPANIES

Comcast Corporation

We are a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. We present our operations for Comcast Cable in one reportable business segment, referred to as Cable Communications, and our operations for NBCUniversal in four reportable business segments.

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Cable Communications: Consists of the operations of Comcast Cable, which is one of the nation’s largest providers of video, high-speed Internet and voice services to residential customers under the XFINITY brand, and we also provide these and other services to business customers and sell advertising.

•	Cable Networks: Consists primarily of our national cable networks, our regional sports and news networks, our international cable networks and our cable television studio production operations.

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Broadcast Television: Consists primarily of the NBC and Telemundo broadcast networks, our 10 NBC and 17 Telemundo owned local broadcast television stations, and our broadcast television studio production operations.

•	Filmed Entertainment: Consists primarily of the operations of Universal Pictures, which produces, acquires, markets and distributes filmed entertainment worldwide.

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Theme Parks: Consists primarily of our Universal theme parks in Orlando, Florida and Hollywood, California. In November 2015, NBCUniversal acquired a 51% interest in the Universal Studios theme park located in Osaka, Japan.

Our other business interests primarily include Comcast Spectacor, which owns the Philadelphia Flyers and the Wells Fargo Center arena in Philadelphia, Pennsylvania and operates arena management-related businesses.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the Securities and Exchange Commission (the “SEC” or the “Commission”) incorporated by reference in this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus, see “Available Information” in this prospectus.

The Guarantors

Our obligations, including the payment of principal, premium, if any, and interest on the debt securities issued pursuant to this prospectus will be fully and unconditionally guaranteed by each of the Guarantors. In this prospectus, we refer to these guarantees as the “Guarantees.” We have numerous other subsidiaries, including Comcast Holdings, and its and the Guarantors’ respective subsidiaries, that will not be guarantors on the debt securities. If indicated in the relevant prospectus supplement, our obligations under the other securities we are offering and selling may be fully and unconditionally guaranteed by specified Guarantors.

The Guarantees will not contain any restrictions on the ability of any Guarantor to:

•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that Guarantor’s capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that Guarantor.

NBCUniversal Media, LLC

NBCUniversal is one of the world’s leading media and entertainment companies that develops, produces and distributes entertainment, news and information, sports, and other content for global audiences, as well as owns and operates several theme parks worldwide.

Comcast Cable Communications, LLC

Comcast Cable, which was incorporated in 1981 as a Delaware corporation, became a Delaware limited liability company in 2003 and is an indirect wholly owned subsidiary of ours.

The principal executive offices of Comcast and Comcast Cable are located at One Comcast Center, Philadelphia, Pennsylvania 19103-2838, and our telephone number is (215) 286-1700.

The principal executive offices of NBCUniversal are located at 30 Rockefeller Plaza, New York, New York 10112-0015, and its telephone number is (212) 664-4444.

We maintain a website at http://www.comcastcorporation.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

In this prospectus and in the documents we incorporate by reference, we state our beliefs of future events and of our future financial performance. In some cases, you can identify these so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “believes,” “estimates,” “potential,” or “continue,” or the negative of these words, and other comparable words. You should be aware that those statements are only our predictions. In evaluating those statements, you should specifically consider various factors, including the risks and uncertainties listed in “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated herein by reference. Actual events or our actual results may differ materially from any of our forward-looking statements. We undertake no obligation to update any forward-looking statements.

Our businesses may be affected by, among other things, the following:

•	our businesses currently face a wide range of competition, and our businesses and results of operations could be adversely affected if we do not compete effectively;

•	changes in consumer behavior driven by alternative methods for viewing content may adversely affect our businesses and challenge existing business models;

•	a decline in advertisers’ expenditures or changes in advertising markets could negatively impact our businesses;

•	our businesses depend on keeping pace with technological developments;

•	we are subject to regulation by federal, state, local and foreign authorities, which may impose additional costs and restrictions on our businesses;

•	changes to existing statutes, rules, regulations, or interpretations thereof, or adoption of new ones, could have an adverse effect on our businesses;

•	programming expenses for our video services are increasing, which could adversely affect our Cable Communications segment’s video business;

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NBCUniversal’s success depends on consumer acceptance of its content, and its businesses may be adversely affected if its content fails to achieve sufficient consumer acceptance or the costs to create or acquire content increase;

•	the loss of NBCUniversal’s programming distribution agreements, or the renewal of these agreements on less favorable terms, could adversely affect its businesses;

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we rely on network and information systems and other technologies, as well as key properties, and a disruption, cyber attack, failure or destruction of such networks, systems, technologies or properties may disrupt our businesses;

•	we may be unable to obtain necessary hardware, software and operational support;

•	weak economic conditions may have a negative impact on our businesses;

•	our businesses depend on using and protecting certain intellectual property rights and on not infringing the intellectual property rights of others;

•	acquisitions and other strategic initiatives present many risks, and we may not realize the financial and strategic goals that we had contemplated;

•	labor disputes, whether involving employees or sports organizations, may disrupt our operations and adversely affect our businesses;

•	the loss of key management personnel or popular on-air and creative talent could have an adverse effect on our businesses;

•	we face risks relating to doing business internationally that could adversely affect our businesses; and

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our Class B common stock has substantial voting rights and separate approval rights over several potentially material transactions, and our Chairman and CEO has considerable influence over our company through his beneficial ownership of our Class B common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DIVIDEND POLICY

We intend to pay quarterly dividends at an annualized rate currently of $1.10 per share, although each dividend is subject to approval by our Board of Directors. Our Board of Directors retains the right to change our dividend policy at any time.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred dividends were as follows for the respective periods indicated:

For the Six Months Ended June 30, 2016	For the Years Ended December 31,
	2015	2014	2013	2012	2011
5.20x	5.48x	5.22x	4.85x	4.82x	4.04x

We have no issued or outstanding Comcast preferred stock and, as a result, the ratio of earnings to fixed charges is the same as the ratio of earnings to combined fixed charges and preferred dividends. For purposes of calculating the ratios, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries and (iii) the noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (w) interest expensed and capitalized, (x) amortized premiums, discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense and (z) preference security dividend requirements of our consolidated subsidiaries. Preference security dividend requirements are the amount of pretax earnings required to pay the dividends on outstanding preference securities. Interest associated with our uncertain tax positions is a component of income tax expense.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series under a senior indenture dated September 18, 2013, entered into among us, the guarantors named therein and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of November 17, 2015, entered into among us, the guarantors named therein and The Bank of New York Mellon, as trustee.

The senior indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indenture and the debt securities, it does not contain all information that you may find useful. For further information about the indenture and the debt securities, you should read the indenture. As used in this section of the prospectus and under the caption “Description of Capital Stock,” the terms “we,” “us” and “our” refer solely to Comcast Corporation and such references do not include any subsidiaries of Comcast Corporation, including the Guarantors.

General

The senior debt securities will constitute our unsecured and unsubordinated obligations. The debt securities will be fully and unconditionally guaranteed by the Guarantors, as described below. The debt securities will not be guaranteed by any of our other subsidiaries, including the Guarantors’ respective subsidiaries.

We are a holding company and conduct all of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption or to buy back the debt securities will depend upon our subsidiaries’ earnings and their distribution of those earnings to us and upon our subsidiaries repaying investments and advances we have made to them. Our subsidiaries are separate and distinct legal entities and, except for the Guarantors with respect to the Guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. Our indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:

•	the designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

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the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

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the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

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the terms and conditions, if any, upon which we may have to repay the debt securities early at your option and the price or prices in the currency or currency unit in which the debt securities are payable;

•	the terms and conditions, if any, pursuant to which the debt securities may be converted or exchanged for the cash value of other securities issued by us or by a third party;

•	the right, if any, to “reopen” a series of the debt securities and issue additional debt securities of such series; and

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any other terms of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

You may present debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the relevant prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means, with respect to an Obligor, the sum of the following as of the date of determination:

(a) the aggregate principal amount of such Obligor’s Indebtedness incurred after the date of initial issuance of the senior debt securities and secured by Liens not permitted by the first sentence under “—Limitation on Liens Securing Indebtedness”; and

(b) such Obligor’s Attributable Liens in respect of sale and lease-back transactions entered into after the date of the initial issuance of the senior debt securities pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction of an Obligor the lesser of:

(a) the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors (in our case) or the equivalent governing body of any Guarantor); and

(b) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the senior indenture (which may include debt securities in addition to the senior debt security) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired by such Person or leased and used in its business that would be required to be recorded as a capital lease in accordance with GAAP as in effect as of the date of the senior indenture, whether entered into before or after the date of the senior indenture.

“Consolidated Net Worth” of any Person means, as of any date of determination, stockholders’ equity or members’ capital of such Person as reflected on the most recent consolidated balance sheet of such Person and prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States as of (i) the date of the senior indenture, for purposes of the definition of “Capital Lease” and (ii) the date of determination, for all other purposes under the senior indenture.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense, trade payable or other payable in the ordinary course, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Obligor” means us and the Guarantors.

“Permitted Liens” means, with respect to an Obligor:

(a) Liens on any of such Obligor’s assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(b)(i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, provided that with respect to this clause (i) the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon, (ii) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by such Obligor of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach, and (iii) all renewals, extensions, refinancings, replacements or refundings of such obligations under this clause (b);

(c) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(d) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on such Obligor’s books in conformity with GAAP;

(e) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(f) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing hedging obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect such Obligor from fluctuations in interest rates, currencies, equities or the price of commodities;

(g) Liens in favor of us or any Guarantor;

(h) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(i) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(j) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(k) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which such Obligor is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(l) Liens consisting of deposits of Property to secure such Obligor’s statutory obligations in the ordinary course of our business;

(m) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which such Obligor is a party in the ordinary course of its business, but not in excess of $25,000,000;

(n) Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(o) Liens permitted under sale and lease-back transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $300,000,000 in the aggregate;

(p) Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations of all Obligors secured thereby does not exceed $300,000,000 at any one time;

(q) Liens securing any account or trade receivable factoring, securitization, sale or financing facility, the obligations of which are non-recourse (except with respect to customary representations, warranties, covenants and indemnities made in connection with such facility) to the applicable Obligor;

(r) Liens (i) of a collection bank on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry and (iii) attaching to other prepayments, deposits or earnest money in the ordinary course of business; and

(s) Take-or-pay obligations arising in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means with respect to any Person any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Certain Terms of the Senior Debt Securities

Guarantees

Our obligations under the senior debt securities, including the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of the Guarantors. The Guarantees will rank equally with all other general unsecured and unsubordinated obligations of the Guarantors.

The Guarantees will not contain any restrictions on the ability of any Guarantor to:

•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that Guarantor’s capital stock, or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that Guarantor.

Certain Covenants

We and the Guarantors have agreed to some restrictions on our activities for the benefit of holders of all series of senior debt securities issued under the senior indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the senior debt securities are outstanding.

The senior indenture does not contain any financial covenants other than those summarized below and does not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, the senior indenture will not protect holders of notes issued under it in the event of a highly leveraged transaction or a change in control.

Limitation on Liens Securing Indebtedness. With respect to the senior debt securities of each series, each Obligor will covenant under the senior indenture not to create or incur any Lien on any of its Properties, whether owned at the time the senior indenture is executed or acquired afterward, in order to secure any of its Indebtedness, without effectively providing that the senior debt securities of such series shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

•	Liens existing as of the date of initial issuance of the senior debt securities of such series;

•	Liens granted after the date of initial issuance of the senior debt securities of such series, created in favor of the registered holders of the senior debt securities of such series;

•

Liens securing such Obligor’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the lien restriction covenant of the senior indenture, so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

•	Permitted Liens.

Notwithstanding the restrictions above, any Obligor may, without securing the senior debt securities of any series, create or incur Liens which would otherwise be subject to the restrictions set forth above, if after giving effect to those Liens, the Obligor’s Aggregate Debt together with the Aggregate Debt of each other Obligor does not exceed the greater of (i) 15% of Comcast’s Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 15% of Comcast’s Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series; provided that Liens created or incurred pursuant to the terms described in this paragraph may be extended, renewed or replaced so long as the amount of Indebtedness secured by such Liens is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection therewith) and such refinancing Indebtedness, if then outstanding, is included in subsequent calculations of Aggregate Debt of such Obligor.

Limitation on Sale and Lease-Back Transactions. With respect to the senior debt securities of each series, each Obligor will covenant under the senior indenture not to enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether owned at the time the senior indenture is executed or acquired afterward, unless:

•	such transaction was entered into prior to the date of the initial issuance of the senior debt securities of such series;

•	such transaction was for the sale and leasing back to such Obligor of any Property by one of its Subsidiaries;

•	such transaction involves a lease for less than three years;

•

such Obligor would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the senior debt securities of such series pursuant to the first paragraph of “—Limitation on Liens Securing Indebtedness” above; or

•

such Obligor applies an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of its long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, such Obligor may deliver senior debt securities to the trustee therefor for cancellation, such senior debt securities to be credited at the cost thereof to the Obligor.

Notwithstanding the previous paragraph (including the bulleted list), any Obligor may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions with respect to the senior debt securities of any series if after giving effect thereto and at the time of determination, its Aggregate Debt together with the Aggregate Debt of all other Obligors does not exceed the greater of (i) 15% of Comcast’s Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (ii) 15% of Comcast’s Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series.

Consolidation, Merger and Sale of Assets. We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person or Persons (other than a transfer or other disposition of assets to any of our wholly owned Subsidiaries), in a single transaction or through a series of transactions, unless:

•

we shall be the continuing Person or, if we are not the continuing Person, the resulting, surviving or transferee Person (the “surviving entity”) is a company or limited liability company organized (or formed in the case of a limited liability company) and existing under the laws of the United States or any State or territory thereof or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the senior debt securities and the indenture and will execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet above shall not be applicable to:

•

the merger or consolidation of us with an affiliate if our board of directors, determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary pursuant to Section 1924(b)(4) (or any successor provision) of the Business Corporation Law of the State of Pennsylvania or Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder (including the senior debt securities).

Existence. Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Information. We will furnish to the trustee any document or report we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC; provided that in each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the trustee for purposes of this covenant. Delivery of the reports, information and documents required by this section to be delivered to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Events of Default

Each of the following will constitute an event of default in the senior indenture with respect to the senior debt securities of any series:

(a) default in paying interest on the senior debt securities of such series when it becomes due and the default continues for a period of 30 days or more;

(b) default in paying principal on the senior debt securities of such series when due;

(c) default by any Obligor in the performance, or breach, of any covenant in the senior indenture (other than defaults specified in clause (a) or (b) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class);

(d) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any Obligor have occurred; or

(e) any Guarantee shall not be (or shall be claimed by the relevant Guarantor not to be) in full force and effect.

If an event of default (other than an event of default specified in clause (d) above) under the senior indenture occurs and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of each affected series, together with all accrued and unpaid interest.

If an event of default under the senior indenture specified in clause (d) occurs and is continuing, then the entire principal amount of the outstanding senior debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (d) described above, the holders of a majority in principal amount of the outstanding senior debt securities of any series (each such series voting as a separate class) may rescind this accelerated payment requirement with respect to the senior debt securities of such series if all existing events of default with respect to the senior debt securities of such series, except for nonpayment of the principal and interest on the senior debt securities of such series that have become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all sums paid or advanced by the trustee under the senior indenture and the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel have been paid.

The holders of a majority in principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class) may, by written notice to us and the trustee, also waive past defaults, except a default in paying principal or interest on any outstanding senior debt security of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all affected holders of the senior debt securities of such series.

The holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity reasonably satisfactory to the trustee, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this request and offer of indemnity. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the senior debt securities of all affected series and the debt securities of all other affected series then outstanding. These limitations do not apply, however, to a suit instituted by a holder of the senior debt securities of any affected series for the enforcement of the payment of principal or interest on or after the due dates for such payment.

During the existence of an event of default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the senior debt securities, the trustee is required to exercise the rights and powers vested in it under the senior indenture, and use the same degree of care and skill in its exercise, as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs with respect to the senior debt securities of any series, give notice of the default to the holders of the senior debt securities of such series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the senior indenture within 120 days of the end of each fiscal year.

Discharge and Defeasance

We may terminate our obligations and the obligations of the Guarantors under the indenture with respect to the senior debt securities of any series and the Guarantees of such series of senior debt securities, when:

•	either:

•	all the senior debt securities of such series that have been authenticated and delivered have been canceled or delivered to the trustee for cancellation; or

•	all the senior debt securities of such series issued that have not been canceled or delivered to the trustee for cancellation have become due and payable, are by their terms to become due and payable at final maturity within one year, or are to be called for redemption within one year, under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the senior debt securities of such series to pay principal and interest;

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to the senior debt securities of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the senior debt securities of such series have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the senior debt securities of any series and the obligations of the Guarantors discharged with respect to the Guarantees of such senior debt securities (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the senior debt securities of a series, except for:

•	the rights of holders of the senior debt securities of such series to receive principal or interest when due;

•

our obligations with respect to the senior debt securities of such series concerning issuing temporary senior debt securities, registration of transfer and exchange of senior debt securities, substitution of mutilated, defaced, destroyed, lost or stolen senior debt securities and the maintenance of an office or agency for payment of the senior debt securities of such series;

•	the rights, powers, trusts, duties and immunities of the trustee and the provisions relating to the resignation and removal of the trustee and the appointment of a successor trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our and the Guarantors’ obligations released with respect to certain covenants in the indenture (“covenant defeasance”). In the event covenant defeasance occurs, certain events, not including nonpayment, bankruptcy and insolvency events, described under “—Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding senior debt securities and Guarantees of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the senior debt securities of such series:

•	cash;

•	U.S. Government Obligations (measured with respect to the scheduled payments of principal and interest thereon); or

•	a combination of cash and U.S. Government Obligations;

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest due on or prior to maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, due on or prior to the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service (“IRS”) ruling or a change in applicable federal income tax law, the beneficial owners of the senior debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the senior debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding senior debt securities of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all senior debt securities of such series were in default within the meaning of such act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), the Guarantors or any other material agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Modification and Waiver

We, the Guarantors and the trustee may amend or modify the senior indenture or the senior debt securities of any series without notice to or the consent of any holder in order to:

•	cure any ambiguities, omissions, defects or inconsistencies in the senior indenture in a manner that does not adversely affect the interests of the holders in any material respect;

•	make any change that would provide any additional rights or benefits to the holders of the senior debt securities;

•	provide for or add guarantors with respect to the senior debt securities;

•	secure the senior debt securities of any series;

•	establish the form or terms of senior debt securities of any series;

•	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our or their obligations to holders of any outstanding senior debt securities in compliance with the applicable provisions of the indenture;

•	qualify the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of Debt Securities and Guarantees”; or

•	make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities of any series may be made with the consent of the holders of not less than a majority in aggregate principal amount of the senior debt securities of all series and the debt securities of all other series outstanding under the indenture that are affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to the debt securities of any series issued under the indenture (including the senior debt securities) may be waived by written notice to us and the trustee by the holders of a majority in aggregate principal amount of the debt securities of all series outstanding under the indenture that are affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of such affected senior debt security:

•	reduce the principal amount, or extend the fixed maturity, of the senior debt securities of such series or alter or waive the redemption provisions of the senior debt securities of such series;

•

impair the right of any holder of the senior debt securities of such series to receive payment of principal or interest on the senior debt securities of such series on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of senior debt securities of such series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the senior debt securities of such series;

•	waive a payment default with respect to the senior debt securities of such series;

•	reduce the interest rate or extend the time for payment of interest on the senior debt securities of such series; or

•	adversely affect the ranking of the senior debt securities of such series.

An amendment, supplemental indenture or waiver which changes, eliminates or waives any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement contained in the senior indenture, the Guarantees or in any senior debt security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of us, any Guarantor, or of any of their respective successors, either directly or through us, any Guarantor, or of any of their respective successors, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the senior debt securities by the holders thereof and as part of the consideration for the issue of the senior debt securities.

Concerning the Trustee

Except during the continuance of an event of default, the trustee need perform only those duties that are specifically set forth in the senior indenture and no others, and no implied covenants or obligations will be read into the senior indenture against the trustee. In case an event of default of which a certain officers of the trustee shall have actual knowledge or shall have received written notice from us or any holder of our senior debt securities of any series has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the senior indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Governing Law

The senior indenture, including any Guarantee, and each senior debt security is governed by and construed in accordance with the laws of the State of New York.

The Trustee

We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Gerald L. Hassell, one of our directors, is the Chairman and Chief Executive Officer and a director of the trustee.

Convertible Debt Securities

The terms, if any, on which debt securities being offered may be exchanged for or converted into other debt securities or shares of preferred stock, Class A common stock or other securities or rights of ours (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing will be set forth in the prospectus supplement for such debt securities being offered.

GLOBAL SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

DESCRIPTION OF CAPITAL STOCK

In this section, references to the “Company,” “we,” “us” and “our” refer only to Comcast Corporation and not any of its subsidiaries. The statements made under this caption include summaries of certain provisions contained in our articles of incorporation and by-laws. These statements do not purport to be complete and are qualified in their entirety by reference to such articles of incorporation and by-laws.

We have two classes of common stock outstanding: Class A common stock, $0.01 par value per share, and Class B common stock, $0.01 par value per share. There are currently authorized 7.5 billion shares of Class A common stock, 75 million shares of Class B common stock and 20 million shares of preferred stock. Our Board of Directors may issue preferred stock, in one or more series, without par value, with full, limited, multiple, fractional, or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special rights as our Board of Directors shall determine.

Dividends

Subject to the preferential rights of any preferred stock then outstanding, holders of our Class A common stock and Class B common stock are entitled to receive, from time to time, when, as and if declared, in the discretion of our Board, such cash dividends as our Board may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.

Holders of our Class A common stock and Class B common stock will also be entitled to receive, from time to time, when, as and if declared by our Board, such dividends of our stock or other property as our Board may determine, out of such funds as are legally available therefor. However, stock dividends on, or stock splits of, any class of common stock will not be paid or issued unless paid or issued on all classes of our common stock, in which case they will be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, our Class B common stock may also be paid or issued in shares of our Class A common stock.

We intend to pay quarterly dividends at an annualized rate currently of $1.10 per share, although each dividend is subject to approval by our Board of Directors. See “Dividend Policy” above.

Voting Rights

As a general matter, on all matters submitted for a vote to holders of all classes of our voting stock, holders of our Class A common stock in the aggregate hold 66 2/3% of the aggregate voting power of our capital stock, and holders of our Class B common stock in the aggregate hold a non-dilutable 33 1/3% of the combined voting power of our capital stock. This nondilutable voting power is subject to proportional decrease to the extent the number of shares of Class B common stock is reduced below 9,444,375, subject to adjustment in specified situations. Stock dividends payable on the Class B common stock in the form of Class B common stock do not decrease the nondilutable voting power of the Class B common stock.

Approval Rights

Except as required by law, holders of Class A common stock have no specific approval rights over any corporate actions. Holders of our Class B common stock have an approval right over (1) any merger of us with another company or any other transaction, in each case that requires our shareholders’ approval under applicable law, or any other transaction that would result in any person or group owning shares representing in excess of 10% of the aggregate voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring our shareholders’ approval under the rules and regulations of any stock exchange or quotation system; (2) any issuance of our Class B common stock or any securities exercisable or exchangeable for or convertible into our Class B common stock; and (3) charter or by-law amendments (such as a charter amendment to opt in to any of the Pennsylvania antitakeover statutes) and other actions (such as the adoption, amendment or redemption of a shareholder rights plan) that limit the rights of holders of our Class B common stock or any subsequent transferee of our Class B common stock to transfer, vote or otherwise exercise rights with respect to our capital stock.

Principal Shareholder

Brian L. Roberts, our Chairman, Chief Executive Officer and President, beneficially owns all outstanding shares of our Class B common stock, which has a nondilutable 33 1/3% of the combined voting power of our stock and which also has separate approval rights over certain material transactions, as described above under “—Approval Rights.” Accordingly, Mr. Roberts has considerable influence over our operations and has the ability to transfer potential effective control by selling the Class B common stock. The Class B common stock is convertible on a share-for-share basis into Class A common stock. As of June 30, 2016, if Mr. Roberts were to convert the Class B common stock he beneficially owns into Class A common stock, Mr. Roberts would beneficially own 23,153,804 shares of Class A common stock, which is approximately 1% of the Class A common stock that would be outstanding after the conversion.

Conversion of Class B Common Stock

The Class B common stock is convertible share for share into Class A common stock.

Preference on Liquidation

In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, the holders of Class A common stock and Class B common stock are entitled to receive, subject to any liquidation preference of any preferred stock then outstanding, our remaining assets, if any, in proportion to the number of shares held by them without regard to class.

Mergers, Consolidations, Etc.

Our charter provides that if in a transaction such as a merger, consolidation, share exchange or recapitalization, holders of each class of our common stock outstanding do not receive the same consideration for each of their shares of our common stock (i.e., the same amount of cash or the same number of shares of each class of stock issued in the transaction in proportion to the number of shares of our common stock held by them, respectively, without regard to class), holders of each such class of our common stock will receive “mirror” securities (i.e., shares of a class of stock having substantially equivalent rights as the applicable class of our common stock).

Miscellaneous

The holders of Class A common stock and Class B common stock do not have any preemptive rights. All shares of Class A common stock and Class B common stock presently outstanding are, and all shares of the Class A common stock offered hereby, or issuable upon conversion, exchange or exercise of securities offered hereby, will, when issued, be, fully paid and nonassessable. We have been advised that the Class A common stock is exempt from existing Pennsylvania personal property tax.

The transfer agent and registrar for our Class A common stock is Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, Minnesota 55164-0874. Its telephone number is (888) 883-8903.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in four ways:

•	directly to purchasers, customers or suppliers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any person other than us, we will disclose in a prospectus supplement required information with respect to each security holder, which may include its name, the nature of any relationship it has had with us or any of our affiliates during the three years preceding such offering and the amount of securities of the class it owns both before and after the offering.

We or any selling security holder may directly solicit offers to purchase securities, or we or any selling security holder may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, (hereinafter, the “Securities Act”) and describe any commissions we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering their names and the terms of any agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and any selling security holders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us or any selling security holder to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

As to matters governed by Pennsylvania law, Arthur R. Block, Esquire, Executive Vice President, General Counsel and Secretary of Comcast, and as to matters governed by New York and Delaware law, Davis Polk & Wardwell LLP, will pass upon the validity of the securities on our behalf and on behalf of the Guarantors, although we may use other counsel, including our employees, to do so. Unless otherwise indicated in the accompanying prospectus supplement, Cahill Gordon & Reindel LLP will represent the underwriters.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Comcast Corporation and subsidiaries, incorporated in this Prospectus by reference from Comcast Corporation’s Annual Report on Form 10-K, and the effectiveness of Comcast Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related consolidated financial statement schedule of NBCUniversal Media, LLC and its subsidiaries, incorporated in this Prospectus by reference from NBCUniversal Media, LLC’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed this prospectus as part of a combined registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents’ material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described below.

Comcast and NBCUniversal file combined annual and quarterly reports and combined or separate special reports and other information with the SEC. Comcast Cable does not currently file information with the SEC. Although Comcast Cable would normally be required to file information with the SEC on an ongoing basis, we expect that it will continue to be exempt from this filing obligation for as long as we continue to file our information with the SEC. You may read and copy any document we or NBCUniversal files at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our and NBCUniversal’s SEC filings, including the complete registration statement and all of the exhibits to it, are available through the SEC’s website at http://www.sec.gov.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement, in any free writing prospectus prepared by or on behalf of us or to which we have referred you and in material we or NBCUniversal file with the SEC and incorporate by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement, any such free writing prospectus and our and NBCUniversal’s filings with the SEC is accurate as of any date other than their respective dates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Comcast’s and NBCUniversal’s combined Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 5, 2016.

•	Comcast’s and NBCUniversal’s combined Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed on April 27, 2016 and July 27, 2016, respectively.

•

Comcast’s Current Reports on Form 8-K, filed on February 17, 2016, February 23, 2016, March 30, 2016, May 24, 2016, May 26, 2016, May 31, 2016 (other than Item 7.01 thereto), July 1, 2016, July 19, 2016 and July 28, 2016.

•

The sections of Comcast’s Definitive Proxy Statement on Schedule 14A for the 2016 annual meeting of shareholders incorporated by reference in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2015.

•

The description of our capital stock included in Item 3.02 under the caption “Amended and Restated Description of our Class A Common Stock” in Comcast’s Current Report on Form 8-K filed on December 15, 2015, as the same may be further amended from time to time.

We and NBCUniversal also incorporate by reference into this prospectus additional documents that we or NBCUniversal may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents, if you write or telephone us at: One Comcast Center, Philadelphia, Pennsylvania 19103-2838, (215) 286-1700.

$1,005,000,000 4.450% Notes due 2047

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Deutsche Bank AG, Taipei Branch

Citibank Taiwan Limited

February 15, 2017